UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2015

The Boston Beer Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place, Suite 850, Boston, Massachusetts		02210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(617) 368-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion and Departure of Certain Named Executive Officers (“NEOs”)

On December 9, 2015, the Board of Directors of The Boston Beer Company, Inc. (NYSE: SAM) (the “Company”) approved the promotion of John C. Geist from Vice President of Sales to the newly-created position of Chief Sales Officer, effective January 1, 2016. In connection with this promotion, effective January 1, 2016, Mr. Geist’s base salary will be increased to $500,000 per year, an 11.1% increase from his current base salary of $450,000, and his bonus potential will be increased as outlined below.

On December 11, 2015, Vice President of Brand Development Robert P. Pagano announced that he intends to step down from his brand leadership role immediately and then retire fully on March 31, 2016. He will maintain his Vice President of Brand Development title and remain in an advisory role with the Company through the effective date of his retirement.

On December 15, 2015, Vice President of Operations Thomas W. Lance announced that he intends to step down from his operational leadership role on January 1, 2016, and then retire fully on March 31, 2016. He will maintain his Vice President of Operations title and remain in an advisory role with the Company through the effective date of his retirement.

The Company intends to undertake a broad assessment of avenues for finding the leadership talent needed to assume the responsibilities of Mr. Pagano and Mr. Lance, including the evaluation of existing internal and external candidates.

2016 Bonus Opportunities

At its meeting on December 9, 2015, the Compensation Committee of the Board of Directors formally set “Shared Company-Wide Goals” (the “Goals”) and related 2016 bonus objectives for the Company’s NEOs. The Goals consist of achieving: (1) certain depletions growth targets over 2015, which are weighted as 60% of the Goals; (2) certain EBITDA targets, which are weighted as 25% of the Goals; and (3) the generation of certain resource efficiency and cost savings targets, which are weighted as 15% of the Goals. Bonus payouts will be determined in accordance with a scale that provides for between 0% and 150% payout, based on the Company’s performance against certain depletions growth, EBITDA, and resource efficiency targets in 2016 (the “Scale”). The payout levels will be based on the weighting and achievement of those targets. Assessment of the achievement of the Goals is within the purview of the Compensation Committee.

The 2016 bonus opportunities for the Company’s NEOs, approved by the Compensation Committee, will be determined solely by the Company’s performance against the Goals in accordance with the Scale. The Company’s NEOs will no longer have individual goals as any portion of their bonus opportunities. If the Company achieves the 100% payout level on the Scale, the bonus potential of the Company’s NEOs will be as follows:

•	Martin F. Roper, President and CEO: 80% of base salary;

•	C. James Koch, Founder and Chairman: 100% of base salary;

•	John C. Geist, Chief Sales Officer: 60% of base salary; and

•	Other NEOs, all three of whom have announced their pending retirement in 2016: 50% of salaries paid in 2016, if they remain employed by the Company and in the same role through December 31, 2016.

In the event that the Company achieves other payout levels, each NEO’s bonus potential will be calculated in accordance with the Scale.

Equity Compensation

At its meeting on December 8, 2015, the Compensation Committee approved, subject to ratification and approval by the full Board of Directors, the following option and restricted stock award grants of shares of the Company’s Class A Common Stock (“Class A Shares”), pursuant to the Company’s Employee Equity Incentive Plan (“EEIP”). The grants were subsequently ratified and approved by the full Board of Directors at its December 9, 2015 meeting and will be effective January 1, 2016.

Grant of Option to Chief Executive Officer

Martin F. Roper will be granted an option (the “CEO Option”) for a number of Class A Shares to be determined based on the closing price of the underlying stock on December 31, 2015 (the “Closing Price”). The CEO Option provides for a variable exercise price determined by adjusting the Closing Price by the aggregate percentage change in the DJ Wilshire 5000 Index (or in a successor broad market index selected by the Compensation Committee of the Company’s Board of Directors, if the DJ Wilshire 5000 Index ceases to exist) (the “Index”) from and after January 1, 2016 through the close of business on the trading date next preceding each date on which Mr. Roper exercises the CEO Option, plus an additional escalation factor of an additional 1.5 percentage points per annum, prorated for partial years. The exercise price is subject to further increase, so that the spread between the exercise price and the fair market value of the Class A Shares as to which the CEO Option is being exercised, determined at the close of business on the trading date next preceding each date on which Mr. Roper exercises the CEO Option, is capped at $150.00 per share. The minimum exercise price will in all events be the Closing Price. The CEO Option will vest over a five-year period, commencing on January 1, 2019, at the rate of 20% per year, subject to accelerated vesting upon the occurrence of certain specified conditions. The number of Class A Shares subject to the CEO Option will be fixed on the effective date of the grant, based on the Closing Price, such that the value of the CEO Option, as determined as of the effective date using the Monte Carlo simulation valuation methodology recommended by an independent consultant hired by the Company for purposes of valuing the CEO Option, does not exceed $22.5 million. In addition, in any event, the number of Class A Shares subject to the CEO Option will not exceed any number that would exceed the Class A Shares available for issuance under the EEIP after all other equity grants are issued on January 1, 2016.

Grant of Options to Other NEOs

Option grants for Class A Shares in the aggregate amount of 52,450 shares were also approved for the following NEOs, also with an exercise price equal to the Closing Price.

Mr. Geist will be granted an option for 50,096 shares, which will be contingent upon Mr. Geist’s continued employment with the Company, with 25% of the shares vesting on January 1 in each of the years 2021 through 2024, subject to accelerated vesting upon the occurrence of certain specified events.

Mr. Koch will be granted a contingent vesting option for 2,354 shares. The number of shares as to which the option shares may become exercisable is dependent upon the Company achieving certain 2016 depletions targets. The determination of the eligibility for vesting of these options will be made by the Compensation Committee by March 2017. If a depletions target is achieved, 20% of the eligible shares will vest on March 1, 2017, and then on January 1 in each of the years 2018 to 2021, contingent on continued employment and subject to accelerated vesting upon the occurrence of certain specified events. The options will lapse to the extent that the above depletions targets are not met.

Other Equity Grants

In addition to the option to be granted to the Chief Accounting Officer, which was previously disclosed in a Form 8-K filed on August 18, 2015, options will be granted to three other executive officers and one senior manager for an aggregate of 25,792 shares. All such option grants will be effective January 1, 2016, will have both time-based and performance-based vesting criteria, will have an exercise price equal to Closing Price, will vest at 20% per year on January 1 in each of the years 2017 through 2021, contingent on continued employment on the respective vesting dates, and will be subject to accelerated vesting upon the occurrence of certain specified events.

The approved equity grants also include an aggregate of $1,811,000 in restricted stock award grants to be awarded to one executive officer and to other senior managers and key employees of the Company, effective as of January 1, 2016. No NEOs will receive restricted stock awards. These restricted stock awards will vest 20% per year on January 1 in each of the years 2017 through 2021, contingent on continued employment on the respective vesting dates, and subject to accelerated vesting upon the occurrence of certain specified events.

Amendment to Employee Equity Incentive Plan

Based on the Compensation Committee’s recommendation, the Company’s Board of Directors, also at its meeting on December 9, 2015, amended the EEIP to increase the number of Class A Shares issuable under the plan by 700,000 shares.

Approval of Class B Stockholders

All of the bonus opportunities, equity compensation grants, and the increase in the number of Class A Shares issuable under the EEIP described above were approved by the holders of the Company’s Class B Common Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

December 15, 2015	By:	/s/ Martin F. Roper

Name: Martin F. Roper
Title: Chief Executive Officer